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                                                       EXHIBIT 12.2

                             WESTPOINT STEVENS INC.

               EXHIBIT 12-STATEMENT RE: PRO FORMA COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

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

                                                     PRO FORMA
                                        ------------------------------------
                                                    Twelve Months
                                                        Ended
                                                    March 31, 1998
                                        (dollars in millions, except ratios)
Consolidated pretax income from
 continuing operations................              $122.0

Interest expense......................                98.0

Net amortization of deferred debt
 expense..............................                 2.6

Interest portion of rental expense....                 9.4
                                                    ------
     Earnings.........................              $232.0
                                                    ======


Interest expense......................              $ 98.0

Net amortization of deferred debt
 expense..............................                 2.6

Interest portion of rental expense....                 9.4
                                                    ------
     Fixed Charges....................              $110.0
                                                    ======
     Ratio of Earnings to Fixed
      Charges.........................                2.1x
                                                    ======

Deficiency in earnings available to
 cover fixed charges..................                  --
                                                    ======
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